UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CurrencySharesSM Japanese Yen Trust
Sponsored by Rydex Specialized Products LLC, d/b/a Rydex Investments
(Exact name of Registrant as specified in its charter)

New York	37-6416176
(State of incorporation or organization)	(IRS Employer Identification No.)
9601 Blackwell Road
Suite 500
Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each
to be so registered	class is to be registered
Japanese Yen Shares,	NYSE Arca, Inc.
no par value

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. X

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates: Registration No. 333-132362 Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

        The description of the Japanese Yen Shares, no par value, of the CurrencySharesSM Japanese Yen Trust (the “Registrant”) sponsored by Rydex Specialized Products LLC d/b/a Rydex Investments to be registered hereunder is contained under the caption “Description of the Shares” in the Prospectus constituting a part of the Registration Statement on Form S-1, Amendment No. 2, filed by the Registrant with the Securities and Exchange Commission on February 6, 2007 (the “Registration Statement”), which description is incorporated herein by reference.

Item 2. Exhibits.

        No exhibits are required to be filed hereunder as no other securities of the Registrant are registered on NYSE Arca, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 26, 2007	RYDEX SPECIALIZED PRODUCTS LLC,
SPONSOR OF THE CURRENCYSHARESSM
JAPANESE YEN TRUST
By: /s/ Carl G. Verboncoeur
Name: Carl G. Verboncoeur
Title: Chief Executive Officer

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